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                                   EXHIBIT 9

                         OPINION AND CONSENT OF COUNSEL
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                                                                       EXHIBIT 9

[LETTERHEAD OF MASSACHUSETTS MUTUAL]

                                 March 1, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Commissioners:

    In my capacity as Assistant General Counsel of Massachusetts Mutual Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940. This Registration Statement is being filed with respect to flexible variable annuity contracts (the "Contracts") issued by Panorama Separate Account (the "Account").

    In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

    It is my opinion that:

        1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of Massachusetts.

        2. The Contracts, when issued in accordance with the Prospectus of the Account and in compliance with applicable local law, are and will be legal, validly issued and binding obligations of the Company in accordance with their terms.

        3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

    I consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                          Very truly yours,

                                          /s/ Michael A. Chong
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                                          Michael A. Chong
                                          Assistant General Counsel